CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form S-6 of the AmericaFirst Quantitative Trust and to the use of our report dated May 2, 2013 on the statement of financial condition of AmericaFirst Defensive Growth & Income Portfolio (Series 1), a series of AmericaFirst Quantitative Trust as of May 1, 2013. Such financial statement is included in the Prospectus of the AmericaFirst Defensive & Income Portfolio (Series 1).

BBD, LLP

Philadelphia, Pennsylvania

May 2, 2013